EXHIBIT (a)-1
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                        KEELEY SMALL CAP VALUE FUND, INC.

Keeley Small Cap Value Fund, Inc., (the "corporation") hereby makes these Articles of Amendment to its Articles of Incorporation in accordance with
Section 2-607 of the Maryland General Corporation Law.

1. The corporation is an open-end company under the Investment Company Act of 1940 and is currently registered as such with the Securities and Exchange Commission.
2.    The following sets forth the changes effected by this Amendment:

                        Immediately before amendment      As amended


      Total shares      10,000,000                        100,000,000
      corporation has
      authority to
      issue

      Number of shares  Common stock - 10,000,000         Common stock -
      of each class                                       100,000,000

      Par value of      $0.01 each, $$100,000             $0.01 each,
      shares            aggregate                         $1,000,000
                                                          aggregate

3. The Amendment has been advised by and approved by the entire board of directors of the corporation, there is no provision in the Charter of the corporation prohibiting an action by the board of directors of the corporation to increase the aggregate number of shares of stock that the corporation has authority to issue, and consequently approval by the stockholders is not required pursuant to the provisions of Section 2-105(c) of the Maryland General Corporation Law.
4.    The Amendment, as adopted, is as follows:

            Article FIFTH, paragraph A is hereby replaced by the following new Article FIFTH, paragraph A, providing in its entirety as follows:

            A. Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 100,000,000 shares, all of one class called common stock, $0.01 par value per share (common stock), having an aggregate par value of $1,000,000.

      IN WITNESS WHEREOF, the undersigned President of the corporation has signed these Articles of Amendment and has acknowledged the same to be his act and deed on this 2nd day of July, 2004.
                                          /s/ John L. Keeley, Jr.
                                          ----------------------------
                                              John L. Keeley, Jr.
[SEAL] President

Attest:
/s/ Mary Ferrari, Secretary
---------------------------
    Mary Ferrari, Secretary